UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On June 19, 2006, Ventas, Inc. (the “Company”) announced that it had formally demanded from its tenant, Kindred Healthcare, Inc. (“Kindred”), certain information relating to the facilities leased by the Company to Kindred under four master leases (the “Master Leases”) between the companies. In response, Kindred filed a lawsuit against the Company seeking immediate injunctive and declaratory relief to prevent any termination of the Master Leases based on Kindred’s refusal to deliver such information. Pursuant to a Stipulation entered into by the parties, Kindred agreed not to pursue its motions for emergency injunctive relief and the Company agreed not to take further action to terminate or declare an event of default under the Master Leases, in each case generally pending the court’s ruling in the case.

A copy of the press release issued by the Company on June 19, 2006 is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by the Company on June 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: June 20, 2006	By:	/s/ T. Richard Riney
T. Richard Riney Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on June 19, 2006.